SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934

                        Date of Report: December 21, 2007

                              Synergy Brands, Inc.
             (Exact name of registrant as specified in its charter)

Delaware                            0-19409                   22-2993066
(State of incorporation)     (Commission File No.)           (IRS Employer
                                                            Identification No.)

                     223 UNDERHILL BLVD., SYOSSET, NY 11791
               (Address of principal executive offices) (zip code)

   Registrant's telephone number, including area code: 1-516-714-8200

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

     In December 2007 the Company entered into a Stock Purchase Agreement with Milfam I L.P., an affiliate entity of Lloyd Miller, a director and significant stockholder of the Company, involving Quality Food Brands Inc., a indirect subsidiary of the Company through PHS Group Inc., providing for exchange of a Common Stock Purchase Warrant such party had acquired in and of said Quality Food Brands Inc. for certain of the common stock of Quality Food Brands Inc., in exchange for common stock in Synergy Brands Inc., the arrangement designed to further the Company's (directly and through its subsidiary, PHS Group Inc.) efforts to achieve 100% ownership of Quality Food Brands Inc. (the Company's Baking Mix Operations), so as to maintain the qualification of the two companies for consolidated SEC & tax reporting. The Company by such agreement is obligated to issue to the said party a total of 480,000 shares of the Company's unregistered common stock which issuance is exempt from registration as provided by Section 4(2) of the Securities Act of 1933, as amended, being a transaction by the issuer not involving any public offering.

     The capitalization of Quality Food Brands Inc. further includes an additional warrant to purchase 15% of the outstanding stock of Quality Food Brands Inc. pursuant to an asset purchase agreement dated May 18, 2007 (reference is made to 8-K filed on May 23, 2007 as well as an 8-K filed November 26, 2007 and associated 8-K/A filed November 27, 2007 as to additional stock transactions in Quality Food Brands Inc. involving the Company, both incorporated herein by reference).

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              Synergy Brands, Inc.

                              By: /s/ Mair Faibish
                                  ----------------
                                      Mair Faibish
                             Chairman of the Board

                            By: /s/ Mitchell Gerstein
                                ---------------------
                                    Mitchell Gerstein
                              Chief Financial Officer

Dated:  December 27, 2007